EXHIBIT 32

Certifications Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 (the “Report”) by Cabot Corporation (the “Company”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PATRICK M. PREVOST
Patrick M. Prevost
President and Chief Executive Officer
February 11, 2008

/s/ JONATHAN P. MASON
Jonathan P. Mason
Executive Vice President and
Chief Financial Officer
February 11, 2008